UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
META GOLD, INC.
(Name of Registrant as Specified in the Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT

October __, 2014

To the Stockholders of

META GOLD, INC. (A Nevada Corporation)

We Are Not Asking You For A Proxy, And You Are Requested Not To Send Us A Proxy.

This Information Statement is to notify shareholders of our common stock of actions to be taken by the majority vote of our shareholders in lieu of a meeting of shareholders. This Information Statement is being mailed on or about October  __, 2014 to all of our shareholders of record at the close of business on October __, 2014 (the "Record Date"). As of the Record Date, there were approximately 104,849,750 shares entitled to vote on the matters set forth herein.

A holder of 62,999,750 votes of our capital stock, representing approximately 60.0% of all of the votes of our outstanding capital stock, have executed a written consent in lieu of an Annual Meeting (the "Written Consent"), with an effective date of October 10, 2014 to:

●	enact a reverse stock split whereby every two shares of common stock held by a stockholder shall be exchanged for one share of our common stock;

●	amend our Articles of Incorporation to change the name of our corporation from “Meta Gold, Inc.” to “Silverton Energy, Inc.”; and.

●	amend our Articles of Incorporation to increase our authorized share capital from 250,000,000 shares of common stock to 500,000,000 shares of common stock.

The actions described above will take effect approximately 20 days after the mailing of this Information Statement to our shareholders on the Record Date, pending required filings with the Secretary of State of Nevada.

Because holders of approximately 62,999,750 votes of our capital stock, representing approximately 60.0% of all of the votes of our outstanding capital stock, have executed the Written Consent, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Nevada law, our bylaws and our Articles of Incorporation, the votes represented by the holders signing the Written Consent are sufficient in number to authorize the matters set forth in the Written Consent, without the vote or consent of any of our other shareholders. Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the actions taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

This Information Statement is being mailed to shareholders on or about October __, 2014. We will bear all expenses incurred in connection with the distribution of this Information Statement. We will reimburse brokers or other nominees for reasonable expenses they incur in forwarding this material to beneficial owners.  The actions in the Written Consent and the director and officer appointment will take effect on or shortly after [20 days after the mailing of the Definitive Information Statement].

No action is required by you. The accompanying Information Statement is furnished only to inform you of the above actions before such actions take effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors,                                                Thomas Roger Sawyer
President

This Information Statement is furnished by the Board of Directors of Meta Gold, Inc. (the “Company”) in connection with an action taken by written consent in lieu of an annual meeting of stockholders.  We are writing to give you notice of, and the attached Information Statement is being distributed in connection with, the actions by written consent of the shareholders of the Company, taken on October 10, 2014, which, pending required filings with the Secretary of State of Nevada, will be effective approximately twenty days after this Information Statement has been mailed to you.  The Board of Directors has fixed October __, 2014, at the close of business, as the record date for the determination of stockholders entitled to receive this Information Statement (“Record Date”). It is anticipated that this Information Statement and the enclosed Notice will be mailed to stockholders of the Record Date on or about October __, 2014
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A stockholder of our company owning approximately 60.0% of the votes of our issued and outstanding shares of capital stock consented in writing on October 10, 2014 to the (i) Reverse Stock Split and (ii) Name Change and (iii) Authorized Capital Increase (each as defined herein).  As such, no vote or further action of the stockholders of the Company is required to approve or adopt those actions.  You are hereby being provided with notice of the stockholder’s approval of the above actions by less than unanimous written consent of the stockholders of the Company. Under federal law, however, such approval by written consent may not become effective until at least twenty (20) days after this Information Statement has first been mailed to stockholders, and these actions shall become effective immediately thereon or when the appropriate filing has been made with the Nevada Secretary of State, as applicable.

DISSENTER’S RIGHT OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the corporate actions contemplated herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The voting power of the Company is vested in its common stock, with one vote per share.  At the Record Date, 104,849,750 shares of common stock were outstanding.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of common stock of the Company.  Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Name and Address of Beneficial Owner	Undiluted and Diluted Beneficial Ownership	% of class
Dr. Thomas Roger Sawyer	62,999,750	60%

The stockholder who signed the written consent and the votes that he provided is:

Name and Address of Beneficial Owner	Number of Shares Voted	% of All Shares of Common Stock(1)
Dr. Thomas Roger Sawyer	62,999,750	60%

(1)           Based on 104,849,750 shares of common stock issued and outstanding on the Written Consent.

INTERESTS OF CERTAIN PERSONS

To the best of our knowledge, there are no interests, direct or indirect, by security holdings or otherwise, of each of the following persons in the Reverse Stock Split, the Name Change and the Authorized Capital Increase:

1.	Each person who has been a director or officer of our company at any time since the beginning of our fiscal year ended December 31, 2013 and

2.	Each associate of any of the foregoing persons.

ACTION I

REVERSE STOCK SPLIT

The majority shareholder and the Board of Directors have approved a reverse stock split whereby every two (2) shares of common stock held by a stockholder shall be exchanged for one share of our common stock (the “Reverse Stock Split”).  Any fractional share of our common stock that would exist as a result of the Reverse Stock Split shall be rounded up to a whole share. The Board of Directors has set the close of business on the twentieth day following the mailing of this Information Statement to the shareholders as the date on which to file a “Certificate Pursuant to NRS 78.209” with the Nevada Secretary of State to make the Reverse Stock Split effective.  Every two (2) shares of common stock issued and outstanding immediately prior to that effective date will be reclassified as and changed into one share of common stock.

The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of common stock. At the time of the approval of the Reverse Stock Split by the majority shareholder on October 10, 2014, we had 104,849,750 outstanding, which number will be reduced to approximately 52,424,875 shares as a result of the Reverse Stock Split. The respective relative voting rights and other rights that accompany the common stock will not be altered by the Reverse Stock Split, and the common stock will continue to have a par value of $0.001 per share.

Reasons for the Proposed Reverse Stock Split

Management is undertaking the Reverse Stock Split in an attempt to allow it to raise more capital through the sale of equity or to acquire an existing operating entity or asset. At the Record Date, only approximately 58.1% of our authorized common stock was unissued.  This limits our ability to raise capital through the sale of common stock and decreases our attractiveness as a merger candidate.  After the Reverse Stock Split and the Authorized Capital Increase (which is discussed in Action III below), the common stock outstanding on the Record Date will represent 10.5% of our authorized common stock, which we believe provides us with ample authorized but unissued shares of common stock to proceed with a capital raise through the sale of common stock.

We envision ceasing to be a shell company as the result of a reverse merger or share exchange in which we issue shares of our equity securities in exchange for ownership of an operating company or asset.  Although the Reverse Stock Split is being taken with a view to making us a more attractive merger candidate, we have not entered into any definitive merger agreements and are not currently in negotiations to merge with any entity.

Future Dilution; Anti-Takeover Effects

There may be certain disadvantages suffered by shareholders as a result of the Reverse Stock Split. These disadvantages include an increase in possible dilution to present shareholders' percentage ownership of the common stock because of the additional authorized shares of common stock which would be available for future issuance by us. Current shareholders, in the aggregate, own approximately 41.9% of current authorized and issued shares of common stock under our present capital structure, but would own only 10.5% of the authorized and issued shares of common stock under our capital structure after the Reverse Stock Split and the Authorized Capital Increase. The decision to issue any shares of common stock or preferred stock that could dilute the position of current shareholders can be made by our Board of Directors alone, and no further shareholder vote or consultation would be required for such an issuance.

Management is not recommending the Reverse Stock Split, the Name Change or the Authorized Capital Increase in an attempt to prevent third parties from obtaining control of our company.

The Board of Directors believes that the consummation of the Reverse Stock Split and the changes which would result therefrom will not cause us to terminate registration of our common stock under the Securities Exchange Act of 1934, as amended, or to cease filing reports thereunder, and we do not presently intend to seek, either before or after the Reverse Stock Split, any change in our status as a reporting company for federal securities law purposes.

Federal Income Tax Consequences

The Reverse Stock Split should not result in any taxable gain or loss to shareholders for U.S. federal income tax purposes. As a result of the Reverse Stock Split, the U.S. tax basis of common stock received as a result of the Reverse Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the common stock. For U.S. federal income tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the common stock received as a result of the Reverse Stock Split.

SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

Exchange of Certificates

Following the effective date of the Reverse Stock Split, shareholders who hold their shares of common stock in certificated form should, at their own expense, surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split. Commencing on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all purposes to evidence ownership of post-Reverse Stock Split shares of common stock, as the case may be. No fractional shares of common stock will be issued, and, in lieu thereof, a whole share will be issued to any shareholders entitled to a fraction of a share of common stock.

ACTION II

NAME CHANGE

The majority shareholders and the Board of Directors have approved an amendment to our Articles of Incorporation, attached hereto as Exhibit A, to change our name to Silverton Energy, Inc. (the “Name Change”).  We anticipate either entering the oil and gas industry or merging with an entity already active in the oil and gas industry. Although we have yet to identify a merger candidate active in the oil and gas industry, we believe that the new name will make us a more attractive merger candidate should we identify one.

ACTION III

AUTHORIZED CAPITAL INCREASE

The majority shareholders and the Board of Directors have approved an amendment to our Articles of Incorporation, attached hereto as Exhibit A, to change increase the number of our authorized share of common stock from 250,000,000 to 500,000,000 (the “Authorized Capital Increase”).  We anticipate either entering the oil and gas industry or merging with an entity already active in the oil and gas industry. Although we have yet to identify a merger candidate active in the oil and gas industry, we believe that the new name will make us a more attractive merger candidate should we identify one.

Reasons for the Proposed Authorized Capital Increase

Management is undertaking the Authorized Capital Increase in an attempt to allow the Company to raise more capital through the sale of equity or to acquire an existing operating entity or asset. At the Record Date, only approximately 58.1% of our authorized common stock was unissued.  This limits our ability to raise capital through the sale of common stock and decreases our attractiveness as a merger candidate.  After the Authorized Capital Increase and the Reverse Stock Split (which is discussed in Action I above), the common stock outstanding on the Record Date will represent 10.5% of our authorized common stock, which we believe provides us with ample authorized but unissued shares of common stock to proceed with a capital raise through the sale of common stock.

We envision ceasing to be a shell company as the result of a reverse merger or share exchange in which we issue shares of our equity securities in exchange for ownership of an operating company or asset.  Although the Authorized Capital Increase is being taken with a view to making us a more attractive merger candidate, we have not entered into any definitive merger agreements and are not currently in negotiations to merge with any entity.

Future Dilution; Anti-Takeover Effects

There may be certain disadvantages suffered by shareholders as a result of the Authorized Capital Increase. These disadvantages include an increase in possible dilution to present shareholders' percentage ownership of the common stock because of the additional authorized shares of common stock which would be available for future issuance by us. Current shareholders, in the aggregate, own approximately 41.6% of current authorized and issued shares of common stock under our present capital structure, but would own only 10.5% of the authorized and issued shares of common stock under our capital structure after the Authorized Capital Increase and the Reverse Stock Split. The decision to issue any shares of common stock that could dilute the position of current shareholders can be made by our Board of Directors alone, and no further shareholder vote or consultation would be required for such an issuance.

The Board of Directors believes that the consummation of the Authorized Capital Increase and the changes which would result therefrom will not cause us to terminate registration of our common stock under the Securities Exchange Act of 1934, as amended, or to cease filing reports thereunder, and we do not presently intend to seek, either before or after the Authorized Capital Increase, any change in our status as a reporting company for federal securities law purposes.

Exhibit A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:  Meta Gold, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 of the Articles of Incorporation of the Corporation has been amended to read in its entirety:

“Article 1:  The name of this Corporation is “Silverton Energy, Inc.”

Article 3 of the Articles of Incorporation of the Corporation has been amended to read in its entirety:

“3. Authorized Stock:	Number of shares with par value: 500,000,000 Par Value: $.001 Number of shares without par value: 0”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 62,999,750 out of 104,849,750 (or 60.0%).

4. Effective date and time of filing:  ______________

5. Signature:  ______________